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                                                                   EXHIBIT 99.4


                                                    VERSION 4:  HOTEL PROPERTIES

PROSPECTUS

               AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The mortgage pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Hotel properties will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                                                  (cover continued on next page)

                          -------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
 OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL
       SERVICER, ANY PRIMARY SERVICER, AMRESCO, INC., THE TRUSTEE, THE
       UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE
        CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE
             INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
               INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE
                  EXTENT PROVIDED IN THE RELATED PROSPECTUS
                  SUPPLEMENT. THE ASSETS IN EACH TRUST FUND
                  WILL BE HELD IN TRUST FOR THE BENEFIT OF
                    THE HOLDERS OF THE RELATED SERIES OF
                     CERTIFICATES PURSUANT TO A POOLING
                     AND SERVICING AGREEMENT AND ONE OR
                       MORE SERVICING AGREEMENTS, OR A
                          TRUST AGREEMENT, AS MORE
                           FULLY DESCRIBED HEREIN.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

                          -------------------------

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE ___ HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                          -------------------------

               THE DATE OF THIS PROSPECTUS IS           , 199
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                                                    VERSION 4:  HOTEL PROPERTIES


[To be inserted in the TABLE OF CONTENTS, immediately following "RISK FACTORS--RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGE PROPERTIES."]

Risks Particular to Hotel Properties . . . . . . . [page no.]
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                                                    VERSION 4:  HOTEL PROPERTIES


[To be inserted under "RISK FACTORS," immediately following "RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGE PROPERTIES."]

RISKS PARTICULAR TO HOTEL PROPERTIES

         Like any income producing property, the income generated by a hotel property is subject to several factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. This daily mark-to-market also accentuates the highs and lows of economic cycles. Moreover, as a result of relatively high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow. Also, sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated to, or associated with, a regional, national or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. Finally, the hotel industry is generally seasonal. This will result in fluctuation in the income generated by hotel properties.

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                                                    VERSION 4:  HOTEL PROPERTIES


[To be inserted under "DESCRIPTION OF THE TRUST FUNDS," immediately following "MORTGAGE LOANS--GENERAL."]

Mortgage Loans Secured by Hotel Properties

         Hotel properties may involve different types of hotels, including full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have an impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

         The viability of any hotel property that is a franchise of a national or a regional hotel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel property, the consent of the franchisor for the continued use the franchise license by the hotel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the purchaser (or the trustee, servicer or special servicer, as the case may be) of such hotel property may be entitled to the rights under any liquor license for such hotel property, and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.